SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report April 16, 2003              Commission File Number 1-6364


                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           New Jersey                                  22-1901645
    (State of incorporation)                (IRS employer identification no.)


                 1 South Jersey Plaza, Folsom, New Jersey 08037
          (Address of principal executive offices, including zip code)

                                 (609) 561-9000
              (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------

Item 5. Other Events

Recent Earnings

South Jersey Industries' (SJI) unaudited consolidated revenues, income from continuing operations before accounting changes and discontinued operations and net income for the first quarter of 2003 were $279.8 million, $22.8 million and $22.3 million, respectively. These results compared with the following respective unaudited amounts for the quarter ended March 31, 2002: $177.0 million, $19.7 million and $19.7 million. Factors affecting earnings in the first quarter of 2003 included record performance from both the utility and non-utility portions of SJI's business. Rapid customer growth at SJI's utility and retail gas marketing businesses, in combination with colder weather, were the primary performance contributors.

Regarding accounting changes in the quarter, the rescission of EITF 98-10 resulted in SJI having to write storage gas back to cost from market in the first quarter of this year. That difference between cost and market, which had previously been recognized as revenue in the fourth quarter of 2002, is reflected as an effect of a change in accounting principle. The impact of the change in accounting principle was a $426,000 reduction in net income in the first quarter of 2003.


Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 16, 2003, South Jersey Industries (SJI) issued a press release setting forth SJI's first quarter 2003 earnings. A copy of the press release is attached hereto as Exhibit 99 and hereby incorporated by reference.


Exhibit Index

(99) Press release, dated: April 16, 2003, issued by South Jersey Industries.

-------------------------------------------------------------------------------


                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.



                                SOUTH JERSEY INDUSTRIES



                        By:     /s/ David A. Kindlick
                                -------------------------------------------
                                David A. Kindlick
                                Vice President, Treasurer & Chief Financial
                                Officer


Date:  April 16, 2003